Exhibit 99.1
3M Reports Third-Quarter 2022 Results
Third-Quarter Highlights:
•Company reports GAAP earnings per share of $6.77.
•Adjusted earnings per share of $2.69, excluding the impact of special items.

	Q3 2022	Q3 2021
GAAP EPS	$6.77	$2.45
Special Items	(4.08)	0.13
Adjusted EPS	$2.69	$2.58

Memo:
GAAP operating income margin	48.2%	20.0%
Adjusted operating income margin	21.5%	21.1%
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
•Sales of $8.6 billion, down 4 percent year-on-year, which included impacts of negative 1 percent from divestitures and negative 5 percent from foreign currency translation due to strength of U.S. dollar.
•Organic sales growth of 2 percent year-on-year which included a 1.4 percentage point headwind from the decline in disposable respirator demand.
•Operating cash flow was $1.5 billion, down 18 percent year-on-year, while adjusted free cash flow was $1.4 billion, down 16 percent year-on-year.
•3M returned $1.0 billion to shareholders via dividends and gross share repurchases.
•Received approximately $1 billion in consideration and reduced outstanding shares by 16 million via exchange offer due to Food Safety divestiture.
ST. PAUL, Minn. – October 25, 2022 − 3M (NYSE: MMM) today reported third-quarter 2022 results.
“We continue to execute our strategies and deliver for our customers in a highly uncertain environment,” said 3M chairman and CEO Mike Roman. “Excluding the impact of the decline in disposable respirator sales, our team posted over 3 percent organic growth. We delivered sequential and year-over-year margin expansion, amidst macroeconomic challenges and the strengthening U.S. dollar.”

“We continue to position 3M for the future through investments for growth, productivity and sustainability, along with active portfolio management,” Roman continued. “This quarter we divested our food safety business and began executing the work-streams to successfully spin our Health Care business, resulting in two world-class, public companies.”
3M updated its full-year sales and earnings expectations to reflect the continued strengthening of the U.S. dollar and the uncertain macroeconomic environment.
•Total sales growth: -3.5 to -3.0 percent vs. -2.5 to -0.5 percent prior
•Organic sales growth: 1.5 to 2.0 percent vs. 1.5 to 3.5 percent prior
•Acquisition and divestiture sales growth: -0.5 percent vs. 0 percent prior
•Foreign currency translation impact on sales: -4.5 percent vs. -4.0 percent prior
•Adjusted earnings per share^: $10.10 to $10.35 vs. $10.30 to $10.80 prior
•Operating cash flow^ of $6.8 to $7.4 billion contributing to 85% to 95% adjusted free cash flow conversion^
See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
^ As further discussed at * therein, 3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items.

Conference Call
3M will conduct an investor teleconference at 9 a.m. EDT (8 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21999291). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on October 31, 2022.
Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2021, as updated by the Company's Current Report on Form 8-K dated April 26, 2022, and any subsequent quarterly reports on Form 10-Q (the "Reports"); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company's funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; (14) tax-related external conditions, including changes in tax rates, laws or regulations; (15) matters relating to the proposed spin-off of the Company’s Health Care business, including whether the transaction will be completed, or if completed, will be on the expected terms; the risk that the expected benefits will not be realized; the risk that the costs or dis-synergies will exceed the anticipated amounts; the ability to satisfy the various closing conditions; potential business disruption; the diversion of management time; the impact of the transaction (or its pendency) on the Company’s ability to retain talent; potential impacts on the Company’s relationships with its customers, suppliers, employees, regulators and other counterparties; the ability to realize the desired tax treatment (including whether an Internal Revenue Service private letter ruling will be sought or obtained); the risk that any consents or approvals required will not be obtained; risks associated with financings that may be undertaken and indebtedness that may be incurred in connection with the transaction; and (16) matters relating to the voluntary chapter 11 proceedings of the Company’s subsidiary Aearo Technologies and certain of its affiliates (the “Aearo Entities”), including legal risks related to the chapter 11 proceedings; potential impacts to the Company’s reputation and its relationships with customers, suppliers, employees, regulators and other counterparties and community members; potential impacts to the Company’s liquidity or results of operations, including risks related to the amount that will be necessary to fully and finally resolve all of the Company’s obligations to make payments to resolve such claims under the terms of its funding and indemnification agreement with the Aearo Entities; and the Aearo Entities’ ability to navigate the chapter 11 proceedings to obtain approval and consummation of a plan of reorganization. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The Company assumes no obligation to update any forward-looking statements discussed herein as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net sales	$8,619	$8,942	$26,150	$26,743

Operating expenses
Cost of sales	4,728	4,853	14,647	14,097
Selling, general and administrative expenses	1,998	1,819	6,903	5,373
Research, development and related expenses	461	482	1,417	1,520
Gain on business divestitures	(2,724)	—	(2,724)	—
Total operating expenses	4,463	7,154	20,243	20,990
Operating income	4,156	1,788	5,907	5,753

Other expense (income), net	24	31	112	113

Income before income taxes	4,132	1,757	5,795	5,640
Provision for income taxes	271	324	550	1,058
Income of consolidated group	3,861	1,433	5,245	4,582

Income (loss) from unconsolidated subsidiaries, net of taxes	2	4	3	7
Net income including noncontrolling interest	3,863	1,437	5,248	4,589

Less: Net income (loss) attributable to noncontrolling interest	4	3	12	7

Net income attributable to 3M	$3,859	$1,434	$5,236	$4,582

Weighted average 3M common shares outstanding – basic	568.8	579.6	570.7	580.3
Earnings per share attributable to 3M common shareholders – basic	$6.79	$2.47	$9.18	$7.90

Weighted average 3M common shares outstanding – diluted	570.0	586.3	572.6	587.1
Earnings per share attributable to 3M common shareholders – diluted	$6.77	$2.45	$9.15	$7.81

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$3,404	$4,564
Marketable securities – current	185	201
Accounts receivable – net	4,722	4,660
Inventories	5,615	4,985
Prepaids	467	654
Other current assets	502	339
Total current assets	14,895	15,403
Property, plant and equipment – net	9,196	9,429
Operating lease right of use assets	801	858
Goodwill and intangible assets – net	17,484	18,774
Other assets	3,800	2,608
Total assets	$46,176	$47,072
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,856	$1,307
Accounts payable	3,063	2,994
Accrued payroll	717	1,020
Accrued income taxes	270	260
Operating lease liabilities – current	241	263
Other current liabilities	3,396	3,191
Total current liabilities	9,543	9,035
Long-term debt	13,849	16,056
Other liabilities	8,628	6,864
Total liabilities	32,020	31,955
Total equity	14,156	15,117
Shares outstanding
September 30, 2022: 552,742,915
December 31, 2021: 571,845,478
Total liabilities and equity	$46,176	$47,072

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2022	2021
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$3,669	$5,449

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,243)	(1,047)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	28	(447)
Proceeds from sale of businesses, net of cash sold	13	—
Cash payment from Food Safety business split-off, net of divested cash	478	—
Other investing activities	66	62

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(658)	(1,432)

Cash flows from financing activities:
Change in debt	(838)	(445)
Purchases of treasury stock	(928)	(1,261)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	310	566
Dividends paid to shareholders	(2,550)	(2,572)
Other financing activities	(29)	(21)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(4,035)	(3,733)

Effect of exchange rate changes on cash and cash equivalents	(136)	(40)

Net increase (decrease) in cash and cash equivalents	(1,160)	244
Cash and cash equivalents at beginning of year	4,564	4,634
Cash and cash equivalents at end of period	$3,404	$4,878

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

	Operating Income (Loss)							Net Income Attrib-utable to 3M		Earnings per diluted share percent change
(Dollars in millions, except per share amounts)	Safety and Industrial	Safety and Industrial Margin	Total Company	Total Company Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate		Earnings per Diluted Share
Three months ended September 30, 2021 GAAP	$562	18.7%	$1,788	20.0%	$1,757	$324	18.4%	$1,434	$2.45
Adjustments for special items:
Net costs for significant litigation	60		97		97	18		79	0.13
Three months ended September 30, 2021 adjusted amounts (non-GAAP measures) (a)	$622	20.7%	$1,885	21.1%	$1,854	$342	18.5%	$1,513	$2.58
Three months ended September 30, 2022 GAAP	$652	22.5%	$4,156	48.2%	$4,132	$271	6.6%	$3,859	$6.77	177%
Adjustments for special items:
Net costs for significant litigation	21		267		267	57		210	0.37
Divestiture costs	—		6		6	2		4	0.01
Gain on business divestitures	—		(2,724)		(2,724)	(39)		(2,685)	(4.71)
Divestiture-related restructuring actions	—		41		41	9		32	0.05
Russia exit charges	—		109		109	(2)		111	0.20
Total special items	21		(2,301)		(2,301)	27		(2,328)	(4.08)
Three months ended September 30, 2022 adjusted amounts (non-GAAP measures) (a)	673	23.2%	$1,855	21.5%	$1,831	$298	16.2%	$1,531	$2.69	4%

Nine months ended September 30, 2021 GAAP	1,976	21.6%	$5,753	21.5%	$5,640	$1,058	18.8%	$4,582	$7.81
Adjustments for special items:
Net costs for significant litigation	177		$359		$359	$80		$279	$0.47
Nine months ended September 30, 2021 adjusted amounts (non-GAAP measures) (a)	2,153	23.6%	$6,112	22.9%	$5,999	$1,138	19.0%	$4,861	$8.28
Nine months ended September 30, 2022 GAAP	581	6.6%	$5,907	22.6%	$5,795	$550	9.5%	$5,236	$9.15	17%
Adjustments for special items:
Net costs for significant litigation	1,421		2,233		2,233	456		1,777	3.10
Divestiture costs	—		6		6	2		4	0.01
Gain on business divestitures	—		(2,724)		(2,724)	(39)		(2,685)	(4.69)
Divestiture-related restructuring actions	—		41		41	9		32	0.06
Russia exit charges	—		109		109	(2)		111	0.19
Total special items	1,421		(335)		(335)	426		(761)	(1.33)
Nine months ended September 30, 2022 adjusted amounts (non-GAAP measures) (a)	2,002	22.6%	$5,572	21.3%	$5,460	$976	17.9%	$4,475	$7.82	(6)%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

(Dollars in millions, except per share amounts)	Full Year 2022 Forecast
	Earnings per share
2022 adjusted earnings per share amounts (non-GAAP measures) *(a)	$10.10	to	$10.35
*    3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items. These include, but are not limited to, special items such as net costs for significant litigation, projected divestiture gains, divestiture costs, and divestiture-related restructuring. This is due to limitations in predicting with reasonable certainty the timing and ultimate outcome of significant litigation, certain conditions outside of 3M’s control regarding divestitures, the meaningful amount and timing of costs involved over the duration of an announced segment-sized divestiture, and numerous other conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested businesses on expected operations in the forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for applicable historical periods is included herein.
__________________________
(a)In addition to reporting financial results in accordance with U.S. GAAP, 3M also provides non-GAAP measures that adjust for the impacts of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income (loss), segment operating income (loss), income before taxes, net income, earnings per share, and the effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. While the Company includes certain items in its measure of segment operating performance, it also considers these non-GAAP measures in evaluating and managing its operations. The Company believes that discussion of results adjusted for special items is useful to investors in understanding underlying business performance, while also providing additional transparency to the special items. Special items impacting operating income (loss) are reflected in Corporate and Unallocated, except as described with respect to net costs for significant litigation in the “Description of Special Items” section. The determination of these items may not be comparable to similarly titled measures used by other companies.
In the first quarter of 2022, the Company changed the extent of matters and charges/benefits it includes within special items with respect to net costs for significant litigation. Previously, 3M included net costs, when significant, associated with changes in accrued liabilities related to respirator mask/asbestos litigation and PFAS-related other environmental matters, along with the associated tax impacts. The non-GAAP measure changes involved including net costs for litigation related to 3M's Combat Arms Earplugs, expanding net costs to include external legal fees and insurance recoveries associated with the applicable matters in addition to changes in accrued liabilities, and to include all such net costs for the applicable matters, not just when considered significant. The information provided herein reflects the impacts of these changes for all periods presented.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Major GAAP Cash Flow Categories (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,531	$1,874	$3,669	$5,449
Net cash provided by (used in) investing activities	156	(389)	(658)	(1,432)
Net cash provided by (used in) financing activities	(933)	(1,299)	(4,035)	(3,733)

Major GAAP Cash Flow Categories (dollars in billions)	Full-Year 2022 Forecast
Net cash provided by (used in) operating activities*	$6.8 to $7.4
Purchase of property, plant and equipment	($1.75 to $1.85)
Free cash flow	$4.9 to $5.6
Adjustments for special items*	—
Adjusted free cash flow(b)	$4.9 to $5.6

Net income attributable to 3M*	$5.8 to $5.9
Adjustments for special items*	—
Adjusted net income attributable to 3M*(a)	$5.8 to $5.9
Adjusted free cash flow conversion*(b)	85% to 95%
*    3M cannot, without unreasonable effort, forecast certain items required to develop meaningful comparable GAAP financial measures and, therefore, does not provide them on a forward-looking basis reflecting these items. These include, but are not limited to, special items such as net costs for significant litigation, projected divestiture gains, divestiture costs, and divestiture-related restructuring. This is due to limitations in predicting with reasonable certainty the timing and ultimate outcome of significant litigation, certain conditions outside of 3M’s control regarding divestitures, the meaningful amount and timing of costs involved over the duration of an announced segment-sized divestiture, and numerous other conditions outside of 3M’s control. 3M believes these limitations would result in a range of projected values so broad as to not be meaningful to investors. For these reasons, 3M believes that the probable significance of such information is low. Additionally, for similar reasons, 3M does not include the impact of potentially-divested businesses on expected operations in the forecasted outlook guidance it provides until close of a transaction. Information with respect to special items for applicable historical periods is included herein.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net cash provided by (used in) operating activities	$1,531	$1,874	$3,669	$5,449
Purchases of property, plant and equipment	(435)	(343)	(1,243)	(1,047)
Free cash flow	1,096	1,531	2,426	4,402
Adjustments for special items:
Net costs for significant litigation after-tax payment impacts	250	84	538	204
TCJA transition tax payment	—	—	68	77
Divestiture-related restructuring after-tax payment impacts	4	1	4	5
Divestiture costs after-tax payment impacts	2	—	2	—
Russia exit charges after-tax payment impacts	2	—	2	—
Total adjustments for special items	258	85	614	286
Adjusted free cash flow (b)	1,354	1,616	3,040	4,688

Net income attributable to 3M	$3,859	$1,434	$5,236	$4,582
Adjustments for special items:
Net costs for significant litigation	210	79	1,777	279
Divestiture costs	4	—	4	—
Gain on business divestitures	(2,685)	—	(2,685)	—
Divestiture-related restructuring actions	32	—	32	—
Russia exit charges	111	—	111	—
Total special items	(2,328)	79	(761)	279
Adjusted net income attributable to 3M (a)	$1,531	$1,513	$4,475	$4,861
Adjusted free cash flow conversion (b)	88%	107%	68%	96%
______________________________________
(b)Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

	Adjusted EBITDA (non-GAAP measure) (c)				Adjusted EBITDA Margin (non-GAAP measure) (c)
	Three months ended September 30,		Nine months ended September 30,		Three months ended September 30,		Nine months ended September 30,
(Dollars in millions)	2022	2021	2022	2021	2022	2021	2022	2021
Safety and Industrial	$810	$771	$2,427	$2,593	28.0%	25.7%	27.4%	28.4%
Transportation and Electronics	573	541	1,748	1,812	25.7%	23.3%	25.5%	25.6%
Health Care	603	668	1,855	1,999	29.1%	30.7%	29.1%	31.2%
Consumer	336	345	881	975	23.8%	24.1%	21.7%	23.7%
Corporate and Unallocated	(17)	36	32	141
Total Company	$2,305	$2,361	$6,943	$7,520	26.7%	26.4%	26.6%	28.1%

	Three months ended September 30,		Nine months ended September 30,
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	2022	2021	2022	2021
Net sales	$8,619	$8,942	$26,150	$26,743

Net income attributable to 3M	3,859	1,434	5,236	4,582
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	4	3	12	7
(Income)/loss from unconsolidated subsidiaries, net of taxes	(2)	(4)	(3)	(7)
Provision for income taxes	271	324	550	1,058
Other expense/(income):
Interest (Income)/expense	89	111	311	352
Pension & OPEB non-service cost (benefit)	(65)	(80)	(199)	(239)
Depreciation and amortization expense	450	476	1,371	1,408
Adjustments for special items:
Net costs for significant litigation	267	97	2,233	359
Divestiture costs	6	—	6	—
Gain on business divestitures	(2,724)	—	(2,724)	—
Divestiture-related restructuring actions	41	—	41	—
Russia exit charges	109	—	109	—
Total special items	(2,301)	97	(335)	359
Adjusted EBITDA (c)	$2,305	$2,361	$6,943	$7,520
Adjusted EBITDA margin (c)	26.7%	26.4%	26.6%	28.1%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$2,894	$2,239	$2,076	$1,409	$1	$8,619
Business segment operating income (loss) (measure of segment operating performance)	$652	$474	$452	$299	$2,279	$4,156
Add/(subtract):
Depreciation and amortization	137	99	151	37	26	450
Adjustments for special items:
Net costs for significant litigation	21	—	—	—	246	267
Divestiture costs	—	—	—	—	6	6
Gain on business divestitures	—	—	—	—	(2,724)	(2,724)
Divestiture-related restructuring actions	—	—	—	—	41	41
Russia exit charges	—	—	—	—	109	109
Total special items	$21	—	—	—	$(2,322)	(2,301)
Adjusted EBITDA (non-GAAP measure) (c)	$810	$573	$603	$336	$(17)	$2,305
Adjusted EBITDA margin (non-GAAP measure) (c)	28.0%	25.7%	29.1%	23.8%		26.7%

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$3,005	$2,327	$2,173	$1,434	$3	$8,942
Business segment operating income (measure of segment operating performance)	$562	$435	$510	$308	$(27)	$1,788
Add/(subtract):
Depreciation and amortization	149	106	158	37	26	476
Adjustments for special items:
Net costs for significant litigation	60	—	—	—	37	97
Adjusted EBITDA (non-GAAP measure) (c)	$771	$541	$668	$345	$36	$2,361
Adjusted EBITDA margin (non-GAAP measure) (c)	25.7%	23.3%	30.7%	24.1%		26.4%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2022 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$8,869	$6,847	$6,379	$4,052	$3	$26,150
Business segment operating income (loss) (measure of segment operating performance)	$581	$1,446	$1,394	$770	$1,716	$5,907
Add/(subtract):
Depreciation and amortization	425	302	461	111	72	1,371
Adjustments for special items:
Net costs for significant litigation	1,421	—	—	—	812	2,233
Divestiture costs	—	—	—	—	6	6
Gain on business divestitures	—	—	—	—	(2,724)	(2,724)
Divestiture-related restructuring actions	—	—	—	—	41	41
Russia exit charges	—	—	—	—	109	109
Total special items	1,421	—	—	—	(1,756)	(335)
Adjusted EBITDA (non-GAAP measure) (c)	$2,427	$1,748	$1,855	$881	$32	$6,943
Adjusted EBITDA margin (non-GAAP measure) (c)	27.4%	25.5%	29.1%	21.7%		26.6%

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Total Company
Net sales	$9,133	$7,078	$6,407	$4,123	$2	$26,743
Business segment operating income (measure of segment operating performance)	$1,976	$1,504	$1,522	$867	$(116)	$5,753
Add/(subtract):
Depreciation and amortization	440	308	477	108	75	1,408
Adjustments for special items:
Net costs for significant litigation	177	—	—	—	182	359
Adjusted EBITDA (non-GAAP measure) (c)	$2,593	$1,812	$1,999	$975	$141	$7,520
Adjusted EBITDA margin (non-GAAP measure) (c)	28.4%	25.6%	31.2%	23.7%		28.1%
______________________________________
(c)     Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (loss) (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense and special items. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)

Net Debt (non-GAAP measure)	September 30, 2022	December 31, 2021
Total debt	$15,705	$17,363
Less: Cash, cash equivalents and marketable securities	3,616	4,792
Net debt (d)	$12,089	$12,571
______________________________________
(d)     Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.
Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Net costs for significant litigation:
•These relate to 3M's respirator mask/asbestos, PFAS-related other environmental, and Combat Arms Earplugs matters. Net costs include the impacts of changes in accrued liabilities, external legal fees, and insurance recoveries, along with the associated tax impacts. Prior to initiating voluntary chapter 11 bankruptcy proceedings in July 2022, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters along with non-Aearo respirator mask/asbestos matters were reflected as special items in the Safety and Industrial business segment. During the bankruptcy period, net costs related to Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected as corporate special items in Corporate and Unallocated. In the third quarter of 2022 and 2021, 3M made payments of approximately $318 million and $105 million, respectively, related to net costs for significant litigation. In the first nine months of 2022 and 2021, 3M made payments of approximately $681 million and $258 million, respectively, related to net costs for significant litigation.
Divestiture costs:
•These include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. In the third quarter and first nine months of 2022, 3M made payments of approximately $3 million associated with divestiture costs.
Gain/loss on sale of businesses:
•In the third quarter of 2022, 3M recorded a pre-tax gain of $2.7 billion ($2.7 billion after tax) related to the split-off and combination of its Food Safety business with Neogen Corporation.
Divestiture-related restructuring actions:
•In the third quarter of 2022, following the split-off of the Food Safety business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs across 3M in relation to the magnitude of amounts previously allocated to the divested business. In the third quarter of 2022 and 2021, 3M made payments of approximately $4 million and $2 million, respectively, associated with divestiture-related restructuring actions. In the first nine months of 2022 and 2021, 3M made payments of approximately $5 million and $7 million, respectively, associated with divestiture-related restructuring actions.
Russia exit charges:
•In the third quarter of 2022, 3M recorded a charge primarily related to impairment of net assets in Russia in connection with management’s committed exit and disposal plan. In the third quarter and first nine months of 2022, 3M made payments of approximately $2 million, related to Russia exit charges.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES (CONTINUED)
(Unaudited)
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the first nine months of 2022 and 2021, 3M made payments of approximately $68 million and $77 million, related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (e)
(Unaudited)

	Three months ended September 30, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	2.3%	2.8%	(0.3)%	2.0%
Divestitures	(0.7)	(0.5)	(0.2)	(0.5)
Translation	(0.5)	(8.3)	(12.9)	(5.1)
Total sales change	1.1%	(6.0)%	(13.4)%	(3.6)%

	Nine months ended September 30, 2022
Sales Change Analysis By Geographic Area	Americas	Asia Pacific	Europe, Middle East and Africa	Worldwide
Organic sales	2.8%	1.3%	(1.4)%	1.6%
Divestitures	(0.2)	(0.2)	(0.1)	(0.2)
Translation	(0.2)	(5.6)	(9.5)	(3.6)
Total sales change	2.4%	(4.5)%	(11.0)%	(2.2)%

	Three months ended September 30, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	1.7%	—%	—%	(5.4)%	(3.7)%
Transportation and Electronics	3.0	—	(0.8)	(6.0)	(3.8)
Health Care	1.7	—	(1.3)	(4.8)	(4.4)
Consumer	1.5	—	—	(3.2)	(1.7)
Total Company	2.0	—	(0.5)	(5.1)	(3.6)

	Nine months ended September 30, 2022
Worldwide Sales Change By Business Segment	Organic sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	1.0%	—%	—%	(3.9)%	(2.9)%
Transportation and Electronics	1.1	—	(0.3)	(4.1)	(3.3)
Health Care	3.7	—	(0.5)	(3.6)	(0.4)
Consumer	0.8	—	—	(2.5)	(1.7)
Total Company	1.6	—	(0.2)	(3.6)	(2.2)
______________________________________
(e)     Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)

3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Business segment operating income excludes certain expenses and income that are not allocated to business segments (as described below in “Corporate and Unallocated”).
Effective in the first quarter of 2022, the measure of segment operating performance used by 3M’s chief operating decision maker (CODM) changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The changes included the items described below. The financial information presented herein reflects the impact of these business segment reporting changes for all periods presented.
Eliminating inclusion of dual credit in measure of segment operating performance
3M business segment operating performance measures were updated to no longer include dual credit to business segments for certain sales and related operating income. Management previously evaluated its business segments based on net sales and operating income performance, including dual credit reporting. 3M reflected additional (“dual”) credit to another business segment when the customer account activity (“sales district”) with respect to the particular product sold to the external customer was provided by a different business segment. For example, privacy screen protection products are primarily sold by the Display Materials and Systems Division within the Transportation and Electronics business segment; however, certain sales districts within the Consumer business segment provide the customer account activity for sales of the product to particular customers. In this example, the non-primary selling segment (Consumer) previously would also have received credit for the associated net sales initiated through its sales district and the related approximate operating income. The offset to the dual credit business segment reporting was reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income in total were unchanged.
Reflecting certain litigation-related costs in the Safety and Industrial segment's operating performance measure
3M's business segment operating performance measure with respect to its Safety and Industrial business segment was updated relative to litigation-related costs for non-Aearo and Aearo respirator respirator mask/asbestos litigation matters. Previously, 3M included these costs, when significant, as a special item within Corporate and Unallocated. 3M changed to include all litigation-related costs associated with respirator mask/asbestos litigation matters (along with other Safety and Industrial matters already included therein, such as those related to Combat Arms Earplugs) within the Safety and Industrial business segment. Note, however, that prospectively during the Aearo chapter 11 bankruptcy period (which began in July 2022) net costs for significant litigation associated with Combat Arms Earplugs and Aearo-respirator mask/asbestos matters are reflected in Corporate and Unallocated.

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
NET SALES
(Millions)	2022	2021	2022	2021
Safety and Industrial	$2,894	$3,005	$8,869	$9,133
Transportation and Electronics	2,239	2,327	6,847	7,078
Health Care	2,076	2,173	6,379	6,407
Consumer	1,409	1,434	4,052	4,123
Corporate and Unallocated	1	3	3	2
Total Company	$8,619	$8,942	$26,150	$26,743

3M Company and Subsidiaries
BUSINESS SEGMENTS - (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
OPERATING INCOME (LOSS)
(Millions)	2022	2021	2022	2021
Safety and Industrial	$652	$562	$581	$1,976
Transportation and Electronics	474	435	1,446	1,504
Health Care	452	510	1,394	1,522
Consumer	299	308	770	867
Total business segment operating income (loss)	1,877	1,815	4,191	5,869
Corporate and Unallocated
Corporate special items:
Net costs for significant litigation	(246)	(37)	(812)	(182)
Divestiture costs	(6)	—	(6)	—
Gain on business divestitures	2,724	—	2,724	—
Divestiture-related restructuring actions	(41)	—	(41)	—
Russia exit charges	(109)	—	(109)	—
Total corporate special items	2,322	(37)	1,756	(182)
Other corporate expense - net	(43)	10	(40)	66
Total Corporate and Unallocated	2,279	(27)	1,716	(116)
Total Company operating income	4,156	1,788	5,907	5,753

Other expense/(income), net	24	31	112	113
Income before income taxes	$4,132	$1,757	$5,795	$5,640
Corporate and Unallocated
Corporate and Unallocated operating income includes “corporate special items” and “other corporate expense-net”. Corporate special items include net costs for significant litigation associated with Combat Arms Earplugs and Aearo-respirator mask/asbestos matters during the chapter 11 bankruptcy period (which began in July 2022) and with PFAS-related other environmental matters. Corporate special items also include divestiture costs, gain/loss on business divestitures, divestiture-related restructuring costs, and Russia exit costs. Divestiture costs include costs related to separating and divesting substantially an entire business segment of 3M following public announcement of its intended divestiture. Other corporate expense-net includes items such as net costs related to limited unallocated corporate staff and centrally managed material resource centers of expertise costs, corporate philanthropic activity, and other net costs that 3M may choose not to allocate directly to its business segments. Other corporate expense-net also includes costs and income from transition supply, manufacturing, and service arrangements with Neogen Corporation following the 2022 split-off of 3M's Food Safety business and with the acquirer of the former Drug Delivery business following its 2020 divestiture. Items classified as revenue from this activity are included in Corporate and Unallocated net sales. Because Corporate and Unallocated includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.
Please note that the company announces material financial, business and operational information using the 3M investor relations website, SEC filings, press releases, public conference calls and webcasts. The company also uses the 3M news center and social media to communicate with our customers and the public about the company, products and services and other matters. It is possible that the information 3M posts on the news center and social media could be deemed to be material information. Therefore, the company encourages investors, the media and others interested in 3M to review the information posted on 3M’s news center and the social media channels such as Twitter@3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Diane Farrow, 612-202-2449
or
Media contact:
Tim Post, tpost3@mmm.com